                                                                      Exhibit 99

                             NOODLE KIDOODLE, INC.

                           1994 STOCK INCENTIVE PLAN

                     AS AMENDED THROUGH NOVEMBER 16, 1999

                               Table of Contents
                               -----------------

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                                                                                                               Page
                                                                                                               ----

ARTICLE 1   GENERAL..........................................................................................     4

            1.1  Purpose.....................................................................................     4

            1.2  Administration..............................................................................     4

            1.3  Persons Eligible for Awards.................................................................     6

            1.4  Types of Awards Under Plan..................................................................     6

            1.5  Shares Available for Awards.................................................................     6

            1.6  Definitions of Certain Terms................................................................     7


ARTICLE 2   AWARDS UNDER THE PLAN............................................................................    10

            2.1  Agreements Evidencing Awards................................................................    10

            2.2  Grant of Stock Options, Stock Appreciation Rights and Dividend
                 Equivalent Rights...........................................................................    10

            2.3  Exercise of Options and Stock Appreciation Rights...........................................    14

            2.4  Termination of Employment; Death............................................................    16

            2.5  Grant of Restricted Stock...................................................................    17

            2.6  Grant of Unrestricted Stock.................................................................    19

            2.7  Grant of Restricted Stock Units.............................................................    19

            2.8  Grant of Performance Shares.................................................................    20

ARTICLE 3   MISCELLANEOUS....................................................................................    22

            3.1  Amendment of the Plan; Modification of Awards...............................................    22

            3.2  Restrictions................................................................................    23

                                       i
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
            3.3   Nonassignability...............................................................................   23

            3.4   Requirement of Notification of Election Under Section 83(b) of the Code........................   24

            3.5   Requirement of' Notification Upon Disqualifying Disposition Under Section 421(b) of the Code...   24

            3.6   Withholding Taxes..............................................................................   24

            3.7   Change in Control; Sale of Assets..............................................................   25

            3.8   Right of Discharge Reserved....................................................................   27

            3.9   Nature of Payments.............................................................................   27

            3.10   Non-Uniform Determinations....................................................................   28

            3.11   Other Payments or Awards......................................................................   28

            3.12   Section Headings..............................................................................   28

            3.13   Effective Date and Term of Plan...............................................................   29

            3.14   Governing Law.................................................................................   29

                                   ARTICLE I

                                    GENERAL

1.1  Purpose
     -------

          The purpose of the Noodle Kidoodle Inc. 1994 Stock Incentive Plan (the "Plan") is to provide to officers, employees, directors and consultants to Noodle Kidoodle Inc. and its subsidiaries (collectively, the "Company") an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2  Administration
     --------------

          1.2.1 Subject to Section 1.2.6, the Plan shall be administered by the Stock Option Committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than three directors and to which the Board shall grant power to authorize the issuance of the Company's capital stock pursuant to awards granted under the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), no person may serve on the Committee unless at the time of such service he satisfies the definition of "non-employee director" set forth in paragraph (b)(3) of Rule 16b-3. To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee shall be "outside directors" within the meaning thereof.

          1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

          1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

          1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

          1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

          1.2.6 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; (b) even after appointing the Committee, the Board is empowered to make any decisions affecting the Plan or its administration; and
(c) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In any of the foregoing events, the term "Committee" as used herein shall be deemed to mean the Board.

1.3  Persons Eligible for Awards
     ---------------------------

          Awards under the Plan may be made to such officers and other employees of the Company, to directors of the Company whether or not employees, and to such consultants to the Company (collectively, "key persons") as the Committee shall in its sole discretion select.

1.4  Types of Awards Under Plan
     --------------------------

          Awards may be made under the Plan in the form of (a) incentive stock options, (b) nonqualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) unrestricted stock, (g) restricted stock units and (h) performance shares, all as more fully set forth in Article II. The term "award" means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

1.5  Shares Available for Awards
     ---------------------------

          1.5.1 The total number of shares of common stock of the Company, par value $0.001 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall be 500,000 shares, increased as of the first trading day of each fiscal year of the Company (the "Adjustment Date") beginning with February 2, 1998, by a number equal to two percent (2%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year; provided, however, that, at the end of each Adjustment Date, the number of shares subject to then outstanding awards under the Plan and all other stock-based incentive plans of the Company (the "Stock Plans"), together with shares then-available for future awards under the Stock Plans, shall not exceed fifteen percent (15%) of the sum of the number of (i) then outstanding shares of Common Stock, (ii) shares subject to then outstanding awards under the Stock Plans, and (iii) shares then available for future awards under the Stock Plans. Notwithstanding the foregoing, no more than 1,000,000 shares of Common Stock may be transferred upon the exercise of incentive stock options. Shares available for award under the Plan may be authorized but unissued Common Stock or become available for awards under the Plan: any shares subject to an award under the Plan that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.5.5, provided that any dividends paid on such shares are also forfeited pursuant to
Section 2.5.5; and any shares in respect of which a stock appreciation right is settled for cash. Except as provided in this Section 1.5 and in Section 2.2.8, there shall be no limit on the number or the value of the shares of Common Stock issuable to any individual under the Plan.

1.6  Definitions of Certain Terms
     ----------------------------

          1.6.1 The "Fair Market Value" of a share of Common Stock on any day shall be the last sale price reported for the principal market for the Common Stock (the "Market") or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date. In the event that the Fair Market Value of any day cannot be thus determined, it shall be determined by the Committee.

          1.6.2 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Internal Revenue Code of 1986 (the "Code"), as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "nonqualified stock option."

          1.6.3 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company as a consultant or otherwise.

          1.6.4 A grantee shall be deemed to have a "termination of employment" upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

          1.6.5 The terms "parent corporation" and "subsidiary corporation" have the meanings given them in section 424(e) and (f) of the Code, respectively.

                                  ARTICLE II

                             AWARDS UNDER THE PLAN

2.1  Agreements Evidencing Awards
     ----------------------------

          Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2  Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent
     -------------------------------------------------------------------------
     Rights
     ------

          2.2.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

          2.2.2 The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

          2.2.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

          2.2.4 Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price shall be at least 75% (100% in the case of an incentive stock option) of the Fair Market Value of a share of Common Stock on the date the option is granted.

          2.2.5 Each Plan Agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no option or stock appreciation right shall be exercisable more than 10 years after the date of grant, and provided further that except as and to the extent that the Committee may otherwise provide pursuant to Section 3.1.3 or 3.7, no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant.

          2.2.6 The Committee may in its sole discretion include in any Plan Agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") shall be granted to any grantee who, pursuant to Section 2.3.5(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to
Section 2.3.5(b) in payment of such exercise price shall have been held for at least six months.

          2.2.7 The Committee may in its sole discretion include in any Plan Agreement with respect to an Option, stock appreciation right or performance shares a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the Committee shall determine whether such payments shall be made in cash or in shares of Common Stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

          2.2.8 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options. In applying this provision, there shall be taken into account solely incentive stock options granted after December 31, 1986 to the employee under this Plan and under all other plans of the Company and any subsidiary thereof.

          2.2.9 Notwithstanding the provisions of Sections 2.2.4 and 2.2.5, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3  Exercise of Options and Stock Appreciation Rights
     -------------------------------------------------

          Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

          2.3.1 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right shall become exercisable in four substantially equal installments, the first of which shall become exercisable on the first anniversary of the date of grant and the remaining three of which shall become exercisable, respectively, on the second, third and fourth anniversaries of the date of grant.

          2.3.2 Unless the applicable Plan Agreement otherwise provides, once an installment becomes exercisable, it shall remain exercisable until expiration, cancellation or termination of the award.

          2.3.3 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

          2.3.4 An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

          2.3.5 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) with the consent of the Committee, by delivery of shares of Common Stock acquired prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

          2.3.6 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the Provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

          2.3.7 No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.4  Termination of Employment; Death
     --------------------------------

          2.4.1  Except to the extent otherwise provided in Section 2.4.2 or
2.4.3 or in the applicable Plan Agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death).

          2.4.2 If a grantee's employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within 30 days after employment terminates; provided, however, that such 30-day period may
                                  --------  -------
be increased in the discretion of the Committee to up to 1 year after employment terminates; provided further, that in no event may any exercise occur after the
            -------- -------
expiration date of the award as set forth in the Plan Agreement.

          2.4.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.4.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award as set forth in the Plan Agreement. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.7 hereof.

2.5  Grant of Restricted Stock
     -------------------------

          2.5.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

          2.5.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue to the grantee a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a stockholder with respect to the restricted stock, subject also to the nontransferability restrictions and Company repurchase rights described in Sections 2.5.4 and 2.5.5, subject also in the Committee's discretion to a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed, and subject also to any other restrictions and conditions contained in the applicable Plan Agreement.

          2.5.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

          2.5.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

          2.5.5 During the 90 days following termination of the grantee's employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares. In the event that the Company requires such a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held, or otherwise.

2.6  Grant of Unrestricted Stock
     ---------------------------

          The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.7  Grant of Restricted Stock Units
     -------------------------------

          2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

          2.7.2 At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee's employment by the Company and its subsidiaries for any reason, restricted stock units that have not become nonforfeitable shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award of restricted stock units.

          2.7.3 At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

2.8  Grant of Performance Shares
     ---------------------------

          2.8.1 The Committee may grant performance share awards to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan. Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of or in connection with any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by executing a Plan Agreement at such time and in such form as the Committee shall determine.

          2.8.2 The grantee of a performance share award will have the rights of a shareholder only as to shares for which a certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

          2.8.3 Except as may otherwise be provided by the Committee at any time prior to termination of employment, the rights of a grantee of a performance share award shall automatically terminate upon the grantee's termination of employment for any reason.

          2.8.4 At the discretion of the Committee, the applicable Plan Agreement may set out the procedures to be followed in exercising a performance share award or it may provide that such exercise shall be made automatically after satisfaction of the applicable performance goals.

          2.8.5 Except as otherwise specified by the Committee, (a) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, (b) the exercise of a performance share award granted in tandem with any other award shall reduce the number of shares subject to such other award in the manner specified in the applicable Plan Agreement, and (c) the exercise of any award granted in tandem with a performance share award shall reduce the number of shares subject to the latter in the manner specified in the applicable Plan Agreement.

                                  ARTICLE III

                                 MISCELLANEOUS

3.1  Amendment of the Plan; Modification of Awards
     ---------------------------------------------

          3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

          3.1.2 Shareholder approval of amendments shall be obtained to the extent necessary to comply with section 422 of the Code or other applicable law or regulations.

          3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award becomes unrestricted or may be exercised, (b) waive or amend the operation of Plan provisions respecting award exercise after termination of employment, (c) waive or amend any goals, restrictions or conditions set forth in the Agreement, or (d) extend the scheduled expiration date of the award. However, any such cancellation or amendment (other than an amendment pursuant to Section 3.7.2) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

3.2  Restrictions
     ------------

          3.2.1 If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action") , then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

          3.2.2 The term "Consent" as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3  Nonassignability
     ----------------

          To the extent necessary for compliance with section 422 of the Code, no award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable, and rights granted under the Plan shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative. No assignment or transfer may be made without the consent of the Committee.

3.4  Requirement of Notification of Election Under Section 83(b) of the Code
     -----------------------------------------------------------------------

          If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5  Requirement of Notification Upon Disqualifying
     Disposition Under Section 421(b) of the Code
     --------------------------------------------

          Each Plan Agreement with respect to an incentive stock option shall require the grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6  Withholding Taxes
     -----------------

          3.6.1 Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

          3.6.2 Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7  Change in Control; Sale of Assets
     ---------------------------------

          3.7.1 The Committee may determine, in its discretion, and may provide in any Plan Agreement that, in the event of a Change in Control, all outstanding options granted under this Plan shall be fully vested and immediately exercisable. The Committee shall in its discretion determine the treatment of other outstanding awards upon a Change in Control. For purposes of this Section 3.7, Change in Control means: (i) the acquisition (directly or indirectly) by any person, entity, or group of more than twenty-five percent (25%) of the outstanding voting stock of the Company (acquisition shall include accumulation in one or more transactions, including, without limitation, any issuance, transfer or purchase of stock, reclassification of securities, stock split, stock dividend or distribution, reverse stock split, recapitalization, merger or consolidation with subsidiaries, and any transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding voting stock of the Corporation held by such person, entity or group); or (ii) the individuals who constitute the Board at the date of adoption of this Plan, or individuals nominated or elected by more than two-thirds of such individuals to replace any of such individuals, or their successors similarly nominated or elected no longer constitute a majority of the members of the Board.

          3.7.2 The Committee or the Board may determine that, in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (unless the Company shall be the surviving corporation in such merger), the Company will give written notice to the holder of any option that his option may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. In the event such notice shall have been given, any such option may be exercised either in whole or in part notwithstanding the vesting schedule of such option. If such proposed sale, conveyance, consolidation or merger shall not be consummated within the time specified above, no unexercised rights under any option shall be affected by such notice except that such option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six (6) months.

          3.7.3 Subject to the provisions of Section 3.7.2 hereof, the rights granted to acquire Common Stock pursuant to this Plan shall, upon the occurrence of any sale or conveyance of all or substantially all of the property and assets of the Company or any consolidation, merger or similar business combination transaction involving the Company, attach to (and, thus be converted into the right to receive without any action on the part of the Company or any other person), such number or amount and kind of securities, cash or other property and assets as the holder of such option would have been entitled to receive as a result of the transaction in respect of the shares of Common Stock issuable upon exercise of such option had the option been exercised immediately prior to the consummation of such transaction.

3.8   Right of Discharge Reserved
      ---------------------------

          Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.9   Nature of Payments
      ------------------
          3.9.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

          3.9.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

3.10  Non-Uniform Determinations
      --------------------------

          The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the

Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11  Other Payments or Awards
      ------------------------

          Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  Section Headings
      ----------------

          The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

3.13  Effective Date and Term of Plan
      -------------------------------

          3.13.1 The Plan was adopted by the Board on April 26, 1994, subject to approval by the Company's shareholders. All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

          3.13.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14  Governing Law
      -------------

          All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.